CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B and Class C Shares Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated
December 12, 2002, in Post-Effective Amendment Number 3 to the Registration Statement (Form N-1A No. 333-62166) of Pioneer Global High Yield Fund.


                                                  ERNST & YOUNG LLP

Boston, Massachusetts
February 27, 2003